Exhibit 15.1

Harney Westwood & Riegels LLP
4th Floor, South Quay Building
77 Marsh Wall
London
E14 9SH
United Kingdom
Tel: +44 (0) 20 3752 3600
Fax: +44 (0) 20 3752 3695

May 16 2023

BY EMAIL

rachel.graham@harneys.com
+44 (0) 20 3752 3604
039181.0069.RAG

Emeren Group Ltd
Craigmuir Chambers
PO Box 71
Road Town
Tortola
British Virgin Islands

Dear Sir or Madam

Annual Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s annual report on Form 20-F for the year ended December 31, 2022 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings “Item 10. Additional Information—E. Taxation” and “Item 16G. Corporate Governance” in the annual report.

Yours faithfully

Harney Westwood & Riegels LLP

Harney Westwood & Riegels LLP is a limited liability partnership registered in England & Wales.

Reg. No. OC302285, VAT No. 795563084.

A list of partners is available for inspection at our offices.

Bermuda legal services provided through an association with Zuill & Co.

601214089.1

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